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                                 EXHIBIT NO. 13

                    COMPUTATION OF PERFORMANCE CALCULATIONS
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                  PERFORMANCE ADVERTISING CALCULATION SCHEDULE

The Variable Account may from time to time quote historical performance in advertisements.

A yield and effective yield may be advertised for money market sub-accounts, computed according to the following formulas:

                       365
        YIELD = [BPR X --- - 1] X 100
                        7

        EFFECTIVE YIELD = [BPR (to the power of 365/7) - 1] X 100

Where:
                                    UVend
        BPR = Base Period Return = (-----)
                                    UVbeg


UVbeg = Unit Value at beginning of period
UVend = Unit Value at end of period

Standardized average annual total return may be advertised for non-money market funds, computed according to the following general formula:

          ERV                  1                                 ERV
    T = [(---)(to the power of -) - 1] X 100; if n > 1     T = [(---) - 1] X 100; if n < 1
           P                   n                   -              P


        EVR = AV - CDSC


                 1                            1
  AVn < 1 = P (----- X UVend)(to the power of -) - AC
               UVbeg                          n


               P            AC
  AVn > 1 = [----- - SIGMA -----] X UVend
      -      UVbeg         UVann
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Where:

T =  average annual total return
P = a hypothetical initial payment of $1,000 n = number of years
ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the quoted periods at the end of the quoted periods (or fractional portion thereof)
AV = accrued value
AC = administrative charge, equal to $30 per year
CDSC = contingent deferred sales charge, equal to (7-n)% of the lesser of $1,000 or AV (CDSC expires after 7 completed contract years)
UVbeg =  Unit Value at beginning of period
UVend =  Unit Value at end of period
UVann =  Unit Value at contract anniversary


Nonstandardized total return is calculated similarly to the above, except that CDSC will be equal to $0 and P will be $10,000.